News Release

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For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

October 21, 2003

Fiserv Reports Record Earnings for the Third Quarter of 2003

Brookfield, Wisconsin, October 21, 2003—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for the third quarter of 2003.

For the three-month period ended September 30, 2003, Fiserv processing and services revenues were $712.0 million, a 26% increase over $564.1 million for the third quarter of 2002. Net income per share-diluted for the third quarter of 2003 was $0.41 per share, compared to $0.34 per share for the third quarter of 2002.

For the nine-month period ended September 30, 2003, Fiserv processing and services revenues were $1,995.9 million, an 18% increase over $1,688.4 million for the first nine months of 2002. Net income per share-diluted for the first nine months of 2003 was $1.19 per share, compared to $1.01 per share for the first nine months of 2002.

“During the first nine months of 2003, Fiserv reported record earnings as we continue to build on our history of consistent, double-digit growth,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “Our stable client base, comprehensive financial solution offerings and focus on quality service and advanced technology continue to be the foundation that supports our growth.”

Muma continued, “We’re on track for another impressive acquisition year, with nine acquisitions closed so far in 2003, totaling combined annualized processing and services revenues of more than $400 million. Our estimate for full-year diluted earnings per share for 2003 is $1.60 to $1.61 per share.”

During the third quarter, Fiserv completed five acquisitions: the EDS Credit Union Industry Group based in Plano, Texas, which was renamed IntegraSys. IntegraSys specializes in

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin    53045    PH:    262-879-5000

Mailing Address:    P.O. Box 979, Brookfield, Wisconsin    53008-0979    Internet:    www.fiserv.com

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core processing services for the credit union industry and provides a variety of other products and services, including debit card and transaction processing, electronic banking and lending, and online bill payment and presentment services; Chase Credit Research and Chase Credit Systems, based in North Hollywood, California, provide credit information from the three major repositories in a consolidated report to lenders, and lease software that allows lenders and credit-reporting companies to perform their own analyses; Unisure, Inc., located in Cincinnati, Ohio, is a provider of reinsurance software and related services; Insurance Management Solutions Group, located in St. Petersburg, Florida, serves the flood insurance market with a complete range of policy and claims administration services and financial and statistical reporting; and General American Corporation, based in Pittsburgh, Pennsylvania, is a provider of technology solutions and settlement services to the real estate and mortgage banking industries.

Significant new business signed in the third quarter includes the following: Cardtronics, the nation’s largest independent operator of ATMs, will use Fiserv EFT/CNS to provide processing for more than 1,000 of its automated teller machines; under a multi-year contract, the Benefit Planners unit of Fiserv Health will handle health plan management for SAS Institute, a major provider of business intelligence software and services; Arch Coal, Inc., the nation’s second largest coal producer, selected the Harrington Benefit Services unit of Fiserv Health to provide medical plan administration in a multi-year contract that becomes effective January 1, 2004; and HSBC Mortgage Corporation (USA), a wholly owned subsidiary of HSBC Bank USA, will use the Fiserv MortgageServ loan servicing system to consolidate the processing of its mortgages and home equity lines. Fiserv also substantially increased its relationship with London-based Abbey National Bank to include a two-and-a-half-year outsourcing agreement to support the bank’s business banking operations.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry, including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 14,000 clients, including banks, broker-dealers, credit unions, financial planners and investment advisers,

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin    53045    PH:    262-879-5000

Mailing Address:    P.O. Box 979, Brookfield, Wisconsin    53008-0979    Internet:    www.fiserv.com

News Release

[LOGO APPEARS HERE]

insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.3 billion in processing and services revenues for 2002. Fiserv can be found on the Internet at www.fiserv.com.

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding estimates of future earnings, acquisition revenues and business prospects. Such statements are covered by the Safe Harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin    53045    PH:    262-879-5000

Mailing Address:    P.O. Box 979, Brookfield, Wisconsin    53008-0979    Internet:    www.fiserv.com

News Release

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Processing and services	$712,047	$564,089	$1,995,926	$1,688,427
Customer reimbursements	84,005	72,009	246,239	213,507

Total revenues	796,052	636,098	2,242,165	1,901,934

Cost of revenues:
Salaries, commissions and payroll related costs	325,222	269,239	926,352	808,477
Customer reimbursement expenses	84,005	72,009	246,239	213,507
Data processing costs and equipment rentals	55,537	39,275	159,532	120,048
Other operating expenses	151,324	110,055	396,039	325,407
Depreciation and amortization	43,669	35,271	121,051	103,385

Total cost of revenues	659,757	525,849	1,849,213	1,570,824

Operating income	136,295	110,249	392,952	331,110
Interest expense—net	(4,472)	(1,804)	(10,923)	(6,669)

Income before income taxes	131,823	108,445	382,029	324,441
Income tax provision	51,411	42,294	148,991	126,532

Net income	$80,412	$66,151	$233,038	$197,909

Net income per share:
Basic	$0.42	$0.34	$1.21	$1.03
Diluted	$0.41	$0.34	$1.19	$1.01
Shares used in computing net income per share:
Basic	193,626	192,048	193,019	191,379
Diluted	196,528	195,025	195,695	195,217

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Fiserv Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www. fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Processing and services revenues:
Financial institution outsourcing, systems and services	$541,207	$428,771	$1,517,593	$1,293,595
Health plan management services	90,874	53,374	241,837	157,314
Securities processing and trust services	55,728	59,199	165,913	169,957
All other and corporate	24,238	22,745	70,583	67,561

Total	$712,047	$564,089	$1,995,926	$1,688,427

Operating income:
Financial institution outsourcing, systems and services	$119,360	$95,139	$344,213	$287,754
Health plan management services	13,120	8,811	36,119	25,652
Securities processing and trust services	5,926	8,348	19,685	23,320
All other and corporate	(2,111)	(2,049)	(7,065)	(5,616)

Total	$136,295	$110,249	$392,952	$331,110

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Fiserv Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000 Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www. fiserv.com